UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2023

(Commission File Number)	(Exact Name of Registrant as Specified in its Charter) (Address of Principal Executive Offices) (Zip Code) (Telephone Number)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1-9516	ICAHN ENTERPRISES L.P. 16690 Collins Ave, PH-1 Sunny Isles Beach, FL 33160 (305) 422-4100	Delaware	13-3398766

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Depositary Units of Icahn Enterprises L.P. Representing Limited Partner Interests	IEP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Senior Notes Offering

On December 19, 2023, Icahn Enterprises L.P. (“Icahn Enterprises”) and Icahn Enterprises Finance Corp. (“Icahn Enterprises Finance” and, together with Icahn Enterprises, the “Issuers”) closed their previously announced sale of $500,000,000 aggregate principal amount of new 9.750% Senior Notes due 2029 (the “Initial Notes”) pursuant to the purchase agreement, dated December 12, 2023 (the “Initial Purchase Agreement”), by and among the Issuers, Icahn Enterprises Holdings L.P., as guarantor (the “Guarantor”), and Jefferies LLC, as initial purchaser (the “Initial Purchaser”). The Initial Notes were priced at 100.000% of their face amount. The net proceeds from the sale of the Initial Notes were approximately $498 million after deducting the Initial Purchaser’s discounts and commissions and estimated fees and expenses related to the offering, and will be used, together with cash on hand and the net proceeds from the issuance of the Additional Notes (as defined below), to redeem the Issuers’ existing 4.75% Senior Unsecured Notes due 2024 (the “2024 Notes”) in full on or around June 15, 2024. The 2024 Notes have been satisfied and discharged simultaneously with the closing of the offering.

Additionally, on December 19, 2023, the Issuers closed their previously announced sale of $200,000,000 aggregate principal amount of additional 9.750% Senior Notes due 2029 (the “Additional Notes,” and, together with the Initial Notes, the “Notes”) pursuant to the purchase agreement, dated December 15, 2023 (the “Additional Purchase Agreement,” and, together with the Initial Purchase Agreement, the “Purchase Agreements”), by and among the Issuers, the Guarantor and the Initial Purchaser. The Additional Notes were priced at 100.625% of their face amount. The net proceeds from the sale of the Additional Notes were approximately $200 million after deducting the Initial Purchaser’s discounts and commissions and estimated fees and expenses related to the offering, and will be used, together with cash on hand and the net proceeds from the issuance of the Initial Notes, to redeem the 2024 Notes in full on or around June 15, 2024.

The Additional Notes have substantially identical terms as the Initial Notes. The Additional Notes constitute the same series of securities as the Initial Notes for purposes of the Indenture (as defined below), and will vote together on all matters with the Initial Notes.

Interest on the Notes will be payable on January 15 and July 15 of each year, commencing on July 15, 2024. Each Purchase Agreement contains customary representations, warranties and covenants of the parties and indemnification and contribution provisions whereby the Issuers and the Guarantor, on the one hand, and the Initial Purchaser, on the other, have agreed to indemnify each other against certain liabilities.

The Issuers issued the Notes under the indenture, dated December 19, 2023 (the “Indenture”), among the Issuers, the Guarantor, as guarantor, and Wilmington Trust, National Association, as trustee (the “Trustee”). The Indenture contains customary events of default and covenants relating to, among other things, the incurrence of debt, affiliate transactions, liens and restricted payments. On or after October 15, 2028 (three months prior to the maturity date of the Notes), the Issuers may redeem all or a part of the Notes at a redemption price equal to 100.000% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption. Prior to October 15, 2028 (three months prior to the maturity date of the Notes), the Issuers may redeem all or a part of the Notes by paying a “make-whole” premium. If the Issuers experience a change of control, the Issuers must offer to purchase for cash all or any part of each holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of purchase.

The Notes and the related guarantees are the senior unsecured obligations of the Issuers and rank equally with all of the Issuers’ and the Guarantor’s existing and future senior unsecured indebtedness, and rank senior to all of the Issuers’ and the Guarantor’s existing and future subordinated indebtedness. The Notes and the related guarantees are effectively subordinated to the Issuers’ and the Guarantor’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness. The Notes and the related guarantees are also effectively subordinated to all indebtedness and other liabilities of the Issuers’ subsidiaries other than the Guarantor.

In connection with the sale of the Notes, the Issuers and the Guarantor entered into a Registration Rights Agreement, dated December 19, 2023 (the “Registration Rights Agreement”), with the Initial Purchaser. Pursuant to the Registration Rights Agreement, the Issuers have agreed to file a registration statement with the U.S. Securities and Exchange Commission, on or prior to 365 calendar days after the closing of the offering, to register an offer to exchange the Notes for registered notes guaranteed by the Guarantor with substantially identical terms, and to use commercially reasonable efforts to cause the registration statement to become effective by the 365th day after the closing of the offering. Additionally, the Issuers and the Guarantor may be required to file a shelf registration statement to cover resales of the Notes in certain circumstances. If the Issuers and the Guarantor fail to satisfy these obligations, the Issuers may be required to pay additional interest to holders of the Notes under certain circumstances.

A copy of each of the Indenture and Registration Rights Agreement is attached as Exhibit 4.1 and Exhibit 10.1 to this Form 8-K, respectively, and is incorporated by reference herein. The foregoing description of each of the Indenture and Registration Rights Agreement is qualified in its entirety by reference to the Indenture and the Registration Rights Agreement, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Please see the information set forth in Item 1.01 above, which is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On December 19, 2023, Icahn Enterprises issued a press release announcing the closing of the offering of the Notes. A copy of the press release is filed and attached hereto as Exhibit 99.1 and incorporated by reference herein.

Notice of Unconditional Redemption

On December 19, 2023, the Issuers caused the Trustee to deliver on the Issuers’ behalf a notice of unconditional redemption to holders of the Issuers’ outstanding 2024 Notes, informing such holders that the Issuers will redeem all 2024 Notes, which were issued under an indenture, dated as of September 6, 2019, among the Issuers, the Guarantor, and the Trustee. The redemption date will be on or around June 15, 2024 (the “Redemption Date”), and the redemption price will be equal to 100.000% of the principal amount of the 2024 Notes redeemed, plus accrued and unpaid interest and special interest, if any, thereon to, but not including, the Redemption Date.

The above description of the notice of unconditional redemption is not complete and is qualified in its entirety by reference to the notice of unconditional redemption, which is filed hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated December 19, 2023, among Icahn Enterprises L.P., Icahn Enterprises Finance Corp., Icahn Enterprises Holdings L.P., as guarantor, and Wilmington Trust, National Association, as trustee.

10.1	Registration Rights Agreement, dated December 19, 2023, among Icahn Enterprises L.P., Icahn Enterprises Finance Corp., Icahn Enterprises Holdings L.P. and Jefferies LLC.

99.1	Press Release dated December 19, 2023.

99.2	Notice of Unconditional Redemption.

104	Cover Page Interactive Data File (formatted in Inline XBRL in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc. its general partner

		By:	/s/ Ted Papapostolou
Date: December 19, 2023			Ted Papapostolou Chief Financial Officer